UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ELDORADO ARTESIAN SPRINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ELDORADO ARTESIAN SPRINGS, INC.
1783 Dogwood Street, Louisville, CO 80027
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 17, 2009
To Our Shareholders:
The annual meeting of shareholders of Eldorado Artesian Springs, Inc., a Colorado corporation, will be held at 10:00 a.m., Mountain Daylight Time, on Monday August 17, 2009 at the Company’s executive offices located at 1783 Dogwood Street, Louisville, Colorado 80027, and at any and all adjournments thereof, for the following purposes, all of which are more completely set forth in the accompanying proxy statement.
1. To elect five directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;
2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman, PC, as the Company’s independent registered public accountants for the fiscal year ending March 31, 2010; and
3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.
All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on June 17, 2009 as fixed by action of the Board of Directors, will be entitled to notice of, and to vote at, the meeting or at any and all adjournments thereof.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, TO INSURE YOUR REPRESENTATION AND A QUORUM AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. Your prompt return of your proxy will not prevent you from voting in person, should you so desire, but will help assure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Cathleen Shoenfeld Cathleen Shoenfeld, Secretary
Louisville, Colorado
July 8, 2009
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
AUGUST 17, 2009
The Eldorado Artesian Springs, Inc. proxy statement, proxy card, and annual report on Form 10-K for the year-ended March 31, 2009 are available for view on the Internet at http://www.eldoradosprings.com/annualmeeting2009

ELDORADO ARTESIAN SPRINGS, INC.
1783 Dogwood Street, Louisville, CO 80027
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 17, 2009
SOLICITATION OF PROXIES
This proxy statement, together with the accompanying proxy card, is furnished in connection with the Board of Directors’ solicitation of proxies for use at the annual meeting of shareholders of Eldorado Artesian Springs, Inc. (the “Company”), to be held at 10:00 a.m., Mountain Daylight Time, on Monday August 17, 2009, at the Company’s executive offices located at 1783 Dogwood Street, Louisville, Colorado 80027, and at any and all adjournments thereof. It is anticipated that this proxy statement and the accompanying proxy card will be mailed to the Company’s shareholders on or about July 8, 2009. Any shareholder who executes and returns a proxy may revoke it by delivering a written revocation to the offices of the Company at any time before such proxy is voted at the meeting; by submitting a later dated proxy; or by casting a ballot in person at the meeting.
The cost of solicitation of proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred by them in sending proxy material to the beneficial owners of stock. Brokerage houses, custodians, nominees and fiduciaries are requested to vote directly proxies held for their beneficial owners. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit proxies by telephone. No additional remuneration will be paid for such solicitation.
SHARES OUTSTANDING AND VOTING RIGHTS
The Board of Directors has fixed the close of business on June 17, 2009, as the record date for determining the holders of the Company’s $0.001 par value common stock who will be entitled to notice of and to vote at the meeting. On June 17, 2009, the Company had issued and outstanding 6,536,091 shares of the Company’s $0.001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share owned of record. None of the matters to be presented at the meeting will entitle any shareholder to dissenters’ rights. The presence in person or by proxy of the holders of a majority of the shares outstanding and entitled to vote at the meeting shall constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If a shareholder submits a properly executed proxy card, even if the shareholder abstains from voting, the shareholder’s shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting. For the election of directors, the five nominees receiving the most “FOR” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. The proposals to ratify the Company’s auditors must receive “FOR” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy.

A vote withheld for a nominee in the election of directors will have the same effect as a vote against the nominee. For purposes of determining whether any of the other proposals has received the requisite vote, where a shareholder abstains from voting, it will have the same effect as a vote against the proposal. In tabulating the voting results for any of the proposals expected to be presented at the meeting, shares that constitute “broker non-votes” will not be included in the vote totals, and therefore will have no effect on the outcome of the vote of any of the proposals. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is the Company’s intention to adjourn the meeting until a later date and to vote proxies at such adjourned meeting(s).
The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) “FOR” the election of each of the five nominees named herein for the office of director, (ii) “FOR” the selection of Ehrhardt Keefe Steiner & Hottman, PC, independent registered public accountants, as the auditors of the Company for the fiscal year ending March 31, 2010; and (iii) at the discretion of the proxy holders on any other matter that may property come before the meeting or any adjournment thereof.
Where shareholders have appropriately specified how their proxies are to be voted, they will be voted in accordance with such instructions. If any other matter of business is properly brought before the meeting, the proxy holders may vote the proxies on such matters at their discretion. The directors do not know of any such other matter or business.
The Company will publish the voting results in its Form 10-Q for the second fiscal quarter, which it will file with the Securities and Exchange Commission in November 2009.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table, together with the accompanying footnotes, sets forth information regarding the beneficial ownership of the common stock of the Company as of June 17, 2009, for (i) each person known by the Company to own beneficially more than 5% of the Company’s common stock, (ii) each officer named in the summary compensation table in this proxy statement, (iii) each of the Company’s directors and director nominees, and (iv) all directors and executive officers as a group. Applicable percentage ownership in the following table is based on 6,536,091 shares of common stock outstanding as of June 17, 2009.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In addition, shares of common stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of June 17, 2009, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

Unless indicated below, the address of each of the principal shareholders is c/o Eldorado Artesian Springs, Inc., 1783 Dogwood Street, Louisville, Colorado 80027.

	Shares
	Beneficially		Percentage
Name and Address	Owned		of Class

Beneficial Owners of More than 5%:
None

Directors and Named Executive Officers:
Douglas A. Larson	1,487,181	(1)	22.7%
Kevin M. Sipple	1,527,348		23.3%
Jeremy S. Martin	1,542,120		23.5%
George J. Schmitt	—		—
J. Ross Colbert	50,000	(2)	0.7%

All officers and directors as a group (7 persons) (3)	4,606,649		70.4%

(1)	As of June 17, 2009, Mr. Larson has pledged as security 250,000 shares of common stock. Mr. Larson’s shares also include 13,171 shares held by Mr. Larson’s spouse.

(2)	Includes 50,000 shares which Mr. Colbert has the right to acquire within 60 days of June17, 2009 pursuant to the exercise of options.

(3)	Includes Cathleen Shoenfeld and Kate Janssen who are executive officers of the Company but do not beneficially own any shares of common stock.
Compliance with Section 16(a)
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and beneficial owners of more than 10% of the Company’s outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of the Company’s common stock and changes in such ownership. The rules of the SEC require Insiders to provide the Company with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received, the Company believes that during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% shareholders were timely met, except: (i) Douglas A. Larson filed one late Form 4 to report the net exercise of 40,000 stock options, resulting in the acquisition of 13,171 shares of common stock; (ii) George J. Schmitt filed one late Form 4 to report the net exercise of 200,000 stock options, resulting in the acquisition of 85,417 shares of common stock, and filed two late Form 4s covering thirty-one transactions to report the sale of a total of 85,417 shares of common stock; and (iii) Kate Janssen filed one late Form 4 to report the net exercise of 100,000 stock options, resulting in the acquisition of 75,635 shares of common stock. Ms. Janssen’s exercise of these stock options was subsequently rescinded as timely reported on a Form 4.
ELECTION OF DIRECTORS
(Proxy Item #1)
The Company’s entire Board of Directors, which currently consists of five directors, is elected annually by the shareholders. The Board of Directors recommends the election as directors of the five nominees listed below, to hold office until the next annual meeting of shareholders or until their successors are elected and qualified or until their earlier death, resignation or removal. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected or nominated as a director. There is no family relationship between any director or nominee for director and any other director, nominee or executive officer of the Company.

The enclosed proxy provides that each shareholder may specify that his or her shares be voted “FOR” the election of the five nominees named herein as directors with provision to “withhold authority” as to any individual director. At the annual meeting, the shares represented by the proxies will be voted in accordance with shareholder instructions, and, if no instructions are given, for the election of the five nominees. In the event any nominee is unable or declines to serve, which the Board does not anticipate, it is intended that such proxies will be voted for the election of the remaining nominees and for substitute nominees, if any, recommended by the Board of Directors.
The following table sets forth the name and age of each nominee for director, indicating all positions and offices with the Company presently held by him, and the commencement of his term as a director.

Name	Age	Position(s)	Director Since

Douglas A. Larson	54	President and Director	1986
Kevin M. Sipple	53	Vice President of Operations and Director	1986
Jeremy S. Martin	54	Vice President of Marketing and Director	1986
George J. Schmitt	77	Director	1998
J. Ross Colbert	53	Director	2007
The principal occupation and business experience of each nominee for director is set forth below.
Douglas A. Larson was a co-founder of Eldorado, has served as a director since 1986 and has been President of Eldorado since 1991. Mr. Larson’s responsibilities include corporate strategy and administration of all operating activities at Eldorado. Before his association with Eldorado, Mr. Larson worked as a stockbroker with Richey-Frankel and Co. from 1981 to 1983 and with B.J. Leonard, Inc. from 1980 to 1981. Mr. Larson holds a Bachelor of Science Degree in Business Finance from the University of Colorado.
Kevin M. Sipple was a co-founder of Eldorado, has served as a director since 1986 and Vice President since 1990. Mr. Sipple is in charge of Regulatory Compliance and has served as Chairman of the Board since 1990. Before his association with Eldorado, Mr. Sipple worked for King Soopers, Inc. from 1972 to 1983, serving in a variety of positions including inventory ordering and control. Mr. Sipple attended the University of Colorado.
Jeremy S. Martin was a co-founder of Eldorado, has served as a director since 1986 and has served as Vice President since 1985. Mr. Martin’s responsibilities include management of the sales and service business. In addition, he is also responsible for special event promotions and public relations. Before his association with Eldorado, Mr. Martin was an independent distributor for Sunasu International, a nutritional products manufacturer. Mr. Martin holds a Bachelor of Science Degree in Business from the University of Colorado.
George J. Schmitt has served as a director of Eldorado since 1998. From 1968 to 1996, Mr. Schmitt was CEO and President of Hinckley & Schmitt Bottled Water Group. Mr. Schmitt was a founding member of the American Bottled Water Association, now called the International Bottled Water Association, in 1959 and was inducted into the Industry Hall of Fame in 1991. Mr. Schmitt is a director of Eureka Bottled Water Co. and National Fuel Corporation. Mr. Schmitt holds a Bachelor of Arts degree from Dartmouth College.

J. Ross Colbert has served as a director of Eldorado since 2007. Mr. Colbert is Managing Director of Zenith International, Ltd., and has over 22 years of beverage industry experience. Mr. Colbert has completed more than 60 transactions across numerous industry segments including soft drinks, bottled water, juice, beer, contract packaging, equipment suppliers and packing companies. He has advised several of the largest national and global beverage companies such as Nestle, Cadbury Schwepps, Heineken and PepsiCo, as well as many privately-owned, middle market companies in the industry. Mr. Colbert has also worked closely with leading private equity funds and financial institutions in structuring beverage industry acquisitions and divestitures. Mr. Colbert graduated from the University of Hawaii and completed the Executive Program of the Wharton School of Business of the University of Pennsylvania. He received an MBA from the University of New Haven.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.
EXECUTIVE OFFICERS
The following table sets forth information about the executive officers of the Company, including age, principal occupation and date each first became an executive officer.

Name	Age	Position(s)	Officer Since

Douglas A. Larson	54	President	1986
Kevin M. Sipple	53	Vice President of Operations	1986
Jeremy S. Martin	54	Vice President of Marketing	1986
Cathleen M. Shoenfeld	40	Chief Financial Officer and Corporate Secretary	1998
Kate Janssen	37	Vice President of Sales and Customer Service	2002
Biographical information about Messrs. Larson, Sipple and Martin can be found in the section of this proxy statement entitled “Election of Directors.” Biographical information concerning executive officers who are not serving as directors is set forth below. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board until their successors are appointed.
Cathleen M. Shoenfeld joined Eldorado in 1990 and served as Assistant Treasurer from 1991 to 1998. Currently, Ms. Shoenfeld is Chief Financial Officer and Corporate Secretary and her responsibilities include the procurement of financing for growth of operations of Eldorado, as well as overseeing the accounting functions for Eldorado including the annual audit and corporate reporting. Ms. Shoenfeld holds a Bachelor of Science Degree in Economics and a Masters of Business Administration from the University of Colorado.
Kate Janssen joined Eldorado in 1995 and has served Vice President in charge of Sales & Customer Service since 2002. Her responsibilities include management of the sales and service sectors of the business; including HOD, filtration, coffee, and the wholesale product divisions. Mrs. Janssen holds a Bachelor of Fine Arts Degree from the University of Colorado.

CORPORATE GOVERNANCE
Code of Ethics
The Board has adopted a Code of Ethics to provide guidance on maintaining the Company’s commitment to being honest and ethical in its business endeavors. The code covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers and employees. A copy of the code may be obtained by written request submitted to the Company’s Chief Financial Officer, Eldorado Artesian Springs, Inc., 1783 Dogwood Street, Louisville, Colorado 80027.
Independence of Directors
The Board has determined that George J. Schmitt and J. Ross Colbert are independent directors as that term is defined under Nasdaq Marketplace Rule 4200(a)(15).
Meetings of the Board of Directors
During the fiscal year ended March 31, 2009, the Company’s Board of Directors held two meetings and took various other actions pursuant to unanimous written consent. All directors attended 100% of the meetings of the Board.
Directors of the Company are required to attend annual meetings of shareholders either in person or via conference call. All directors were in attendance at the annual meeting held August 28, 2008.
Communications with the Board of Directors
Shareholders may communicate with the Board of Directors, non-management directors as a group, and individual directors by submitting their communications in writing to the Company’s Chief Financial Officer at Eldorado Artesian Springs, Inc., 1783 Dogwood Street, Louisville, Colorado 80027. Any communications received that are directed to the Board will be processed by the Chief Financial Officer and distributed promptly to the Board or individual directors, as appropriate. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Chief Financial Officer will (subject to any applicable regulatory requirements) use his or her business judgment to determine whether such communication should be conveyed to the Board.
Board Committees
Because the Board of Directors consists of only five members and the Company’s operations remain amendable to oversight by a limited number of directors, the Board has not delegated any of its functions to committees and does not have an audit committee, a compensation committee or a nominating committee. The functions customarily attributable to these committees currently are performed by the Board of Directors as a whole.

Director Nominations
The entire Board of Directors acts as the Company’s nominating committee and the Board has not adopted a nominating committee charter. The Board believes that, considering the size of the Company and the Board of Directors, decisions relating to nominations for election to the Board can be made on a case-by-case basis and without the formality of a nominating committee by all members of the Board. The Board of Directors does not have an express policy with regard to the consideration of any director candidates recommended by shareholders since the Board believes that it can adequately evaluate any such nominees on a case-by-case basis. The Board will consider shareholder recommendations for director nominees that are properly received in accordance with the Company’s bylaws and the applicable rules and regulations of the Securities and Exchange Commission. The Board will evaluate shareholder-recommended candidates under the same criteria as internally generated candidates. Although the Board does not currently have formal minimum criteria for nominees, the Company believes that its directors should have the highest professional and personal ethics and values. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interest of all shareholders. When considering potential director candidates, the Board considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of the Company’s needs and the needs of the Board of Directors. Substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for director and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board.
Audit Committee Functions
The entire Board of Directors acts as the Company’s audit committee and the Board has not adopted an audit committee charter. The Board views its duties as an audit committee as follows: (i) review recommendations of independent registered accountants concerning the Company’s accounting principles, internal controls and accounting procedures and practices; (ii) review the scope of the annual audit; (iii) approve or disapprove each professional service or type of service other than standard auditing services to be provided by the registered public accountants; and (iv) review and discuss with the independent registered public accountants the audited financial statements. The Board has determined that Mr. Schmitt, an independent director, qualifies as an audit committee financial expert as defined within Section 229.407(d)(5) of the Securities Exchange Act of 1934.
Report of the Board of Directors Acting as the Audit Committee
The Board of Directors serves as the Company’s audit committee. The Board acting as audit committee reviews the Company’s financial reporting process. In this context, the Board:
•	has reviewed and discussed with management the audited financial statements for the year ended March 31, 2009.
•
has discussed with Ehrhardt Keefe Steiner and Hottman, PC, the Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

•
has received the written disclosures and the letter from Ehrhardt Keefe Steiner and Hottman, PC, required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with Ehrhardt Keefe Steiner and Hottman, PC, the independent accountant’s independence.

Based on this review and the discussions referred to above, the Board determined that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009, for filing with the Securities and Exchange Commission. The Board also appointed Ehrhardt Keefe Steiner and Hottman, PC, as the Company’s independent registered public accountants for 2010.

This report is submitted on behalf of the members of the Board of Directors acting as the audit committee:
Douglas Larson
Jeremy Martin
J. Ross Colbert
Kevin Sipple
George Schmitt
The Report of the Board acting as the audit committee set out above shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under these Acts.
Non-Employee Director Compensation
Each non-employee director receives compensation totaling $1,000 for each meeting of the Board he attends in person or by qualified electronic means. In addition, if the Board of Directors form any Board committees in the future, it is anticipated that each non-employee director will receive $500 for each committee meeting he attends in person or by electronic means. Directors are also reimbursed for out-of pocket travel and other expenses incurred in attending Board and/or committee meetings. In addition, non-employee directors may be engaged by the Company to perform consulting services from time to time and receive compensation for such services as negotiated with the Company.
The table below provides additional information with respect to compensation paid to the Company’s non-employee directors during fiscal 2009:

	Fee Earned or	Stock	Option	Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)

George J. Schmitt	$2,000	—	—	$15,750	$17,750
Ross Colbert	$2,000	—	$19,497	$7,500	$28,997

(1)
Douglas A. Larson, the Company’s Chief Executive Officer and President, Kevin M. Sipple, the Company’s Vice President of Operations, and Jeremy S. Martin, the Company’s Vice President of Marketing, are not included in this table as they are employees and thus receive no compensation for their services as directors. The compensation received by Messrs. Larson, Sipple and Martin as employees is shown in the summary compensation table in this proxy statement.

(2)	There two meetings of the Board during fiscal 2009.

(3)
Amounts reported reflect the dollar amount required to be recognized for financial statement reporting purposes for stock awards and option awards, calculated in accordance with SFAS No. 123R. These amounts reflect the accounting expense for these awards and do not correspond to the actual cash value that will be recognized by each of the directors when received. For information on the model and assumptions used to calculate compensation costs, please refer to the Company’s financial statements in its Form 10-K for the year ended March 31, 2009. As of March 31, 2009, each non-employee director held the following outstanding awards: Mr. Colbert held 100,000 stock options and Mr. Schmitt held no awards.

(4)
Includes fees paid to the listed director for consulting services provided to the Company. The services provided by the directors included consulting and project support. Does not include certain fringe benefits made available on a nondiscriminatory basis to all the Company’s employees and directors, such as no-cost Eldorado water and related products, and Eldorado resort/swimming pool admission.

EXECUTIVE COMPENSATION
Compensation Philosophy
The Company does not currently have a compensation committee and the Board has not adopted a compensation committee charter. Compensation decisions regarding executive officers and directors are made by the entire Board of Directors. The Board believes that it is appropriate not to have a compensation committee considering the current size of the Company and the Board and the Board’s current composition of directors. The Board places high value on attracting and retaining executives since it is their talent and performance that is responsible for the Company’s success. The Company’s general compensation philosophy is to create a performance-based culture that attracts and retains superior individuals. The Company does not have any employment agreements with any of its executive officers.
Summary Compensation Table
The following table sets forth the total compensation earned during the fiscal years ended March 31, 2009 and 2008 by the Company’s (i) principal executive officer; (ii) the two most highly compensated executive officers, other than the Company’s principal executive officer, and (iii) those two individuals, if any, who would have otherwise been in included in item (ii) above but for the fact that they were not serving as an executive officer as of March 31, 2009 (the individuals falling within categories (i), (ii) and (iii) are collectively referred to as the “named executive officers”).
Summary Compensation Table

							Nonqualified
						Non-Equity	Deferred	All Other
Name and				Stock	Options	Incentive Plan	Compensation	Compensation
Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Position	Year	($)	($)	($)(1)	($)(1)	($)	($)	($)(2)		($)
Douglas A. Larson, President	2009	$115,612	—	—	—	—	—	$11,073	(3)	$126,685
	2008	$116,064	—	—	—	—	—	$11,073	(3)	$127,137

Kevin Sipple, Vice President of Operations	2009	$116,772	—	—	—	—	—	$10,244	(3)	$127,016
	2008	$116,772	—	—	—	—	—	$10,244	(3)	$127,016

Jeremy Martin, Vice President of Marketing	2009	$116,772	—	—	—	—	—	$11,549	(3)	$128,321
	2008	$116,822	—	—	—	—	—	$11,549	(3)	$128,371

(1)
Amounts reported reflect the dollar amount required to be recognized for financial statement reporting purposes in the applicable year for stock awards and option awards, calculated in accordance with SFAS No. 123R. These amounts reflect the accounting expense for these awards and do not correspond to the actual cash value that will be recognized by each of the named executive officers when received. For information on the model and assumptions used to calculate compensation costs, please refer to the Company’s financial statements in its Form 10-K for the year ended March 31, 2009. As indicated in the table, no amounts were required to be recognized in accordance with SFAS No. 123R.

(2)
Includes all other compensation not reported in the preceding columns, including perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000. Does not include certain fringe benefits made available on a nondiscriminatory basis to all the Company’s employees, such as group health insurance, vacation and sick leave, 3% matching contributions to the Company’s 401(k) plan, no-cost Eldorado water and related products, and Eldorado resort/swimming pool admission.

(3)	Includes amounts paid by the Company for vehicle lease, insurance and gas.

Outstanding Equity Awards at Fiscal Year-End
As of March 31, 2009, the Company’s named executive officers did not beneficially own any stock options or stock awards of the Company.
Securities Authorized for Issuance under Equity Compensation Plans
The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of March 31, 2009.
Equity Compensation Plan Information Table

Number of
securities
remaining
	Number of		available for
	Securities to	Weighted-	future issuance
	be issued	average	under equity
	upon exercise	exercise price	compensation
	of	of	plans (excluding
	outstanding	outstanding	securities
	options and	options and	reflected in
	warrants	warrants	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	270,000	$1.48	1,930,000
Equity compensation plans not approved by security holders(2)	20,000	1.80	—
Total	290,000	$1.50	1,930,000

(1)
Includes the Company’s 1997 Stock Option Plan (the “1997 Plan”) and the 2008 Incentive Stock Plan (the “2008 Plan”). The 1997 Plan expired in May 2008, however there are currently outstanding options to purchase 200,000 shares of common stock with a weighted average exercise price of $1.38 per share. With respect to the 2008 Plan, there are currently outstanding options to purchase a total of 70,000 shares of common stock with a weighted average exercise price of $1.80 and a total of 1,930,000 shares reserved for future awards.

(2)	Equity compensation plans not approved by shareholders includes warrants granted as equity compensation in connection with a consulting agreement related to business development.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During the year ended March 31, 2002, the Company entered into an agreement to sell certain parcels of real estate to two senior executives of the Company, Messrs. Larson and Sipple, for a total of $900,000. The Company received cash from the sale of $500,000. The Company also provided 60 month carry back financing of $400,000 with interest at 7.5% that has been recorded as notes receivable related party and includes $142,787 of accrued interest at March 31, 2009. The Company recognized a gain on the real estate sales of $519,937 and deferred an additional $357,544 of gain as required by the terms of the carry back note. The collateral on the notes receivable included a junior deed of trust on the properties and shares of the Company’s common stock. During the year ended March 31, 2003, the Board of Directors determined that 250,000 shares of common stock of the Company was sufficient collateral and released the junior deed of trust on the properties. The accumulated interest and outstanding principal were due upon maturity in August 2007. On December 7, 2007, Mr. Sipple paid the entire balance due to the Company in the amount of $310,311. In the third quarter of fiscal year 2008, $178,722 of the deferred gain was recognized as the $200,000 note receivable plus interest from Mr. Sipple was paid. As of the date of this proxy statement, the note due from Mr. Larson has not yet been paid and the outstanding principal and interest due is approximately $342,787.

RATIFICATION OF APPOINTMENT OF AUDITORS
(Proxy Item #2)
The Board of Directors has selected Ehrhardt Keefe Steiner & Hottman, PC to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010. The firm has audited the financial records of the Company for the fiscal years ending March 31, 2009 and 2008 and is considered well qualified. Representatives of Ehrhardt Keefe Steiner & Hottman, PC will be available at the annual meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.
The Board is submitting its selection of the Company’s independent registered public accounting firm for ratification by the Company’s shareholders at the annual meeting in order to ascertain the views of shareholders regarding such selection. In the event of a negative vote on this ratification, the Board may reconsider its selection.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF EHRHARDT KEEFE STEINER & HOTTMAN, PC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.
Auditor Fees
The following table shows the aggregate fees billed to the Company for professional services by the Company’s principal independent registered public accounting firm, Ehrhardt Keefe Steiner and Hottman, PC, for the fiscal years 2009 and 2008, respectively:

	Fiscal 2009	Fiscal 2008
Audit Fees(1)	$62,500	$58,000
Audit-Related fees	—	—
Tax Fees(2)	6,300	6,300
All Other Fees	—	—

Total Fees	$68,800	$64,300

(1)
Includes fees for the Company’s annual audits and reviews of the Company’s quarterly financial statements or services that are normally provided by the accountant in connection with statutory or regulatory filings or engagements.

(2)	Includes fees for tax preparation services.
Pre-Approval Policies and Procedures
The Company’s Board of Directors, which serves as the audit committee, reviews the scope and extent of all audit and non-audit services to be provided by the independent auditors and reviews and pre-approves all fees to be charged for such services. The Board of Directors may establish additional or other procedures for the approval of audit and non-audit services that the Company’s independent auditors perform. In pre-approving services to be provided by the independent auditors, the Board of Directors considers whether such services are consistent with applicable rules regarding auditor independence. All fees set forth in the table above were approved by the Board of Directors.

ANNUAL REPORT
The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 is being mailed to shareholders along with this proxy statement. The Company will, upon written request and without charge, provide to any person solicited hereunder additional copies of the Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as filed with the Securities and Exchange Commission. Requests should be addressed to the Company’s Chief Financial Officer, Eldorado Artesian Springs, Inc., 1783 Dogwood Street, Louisville, Colorado 80027.
OTHER MATTERS
As of the date of this proxy statement, management does not know of any other matters to be presented at the Annual Meeting other than those set forth herein. However, if any other matters properly come before the meeting, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
The Company’s 2010 annual meeting of shareholders is expected to be held in August of 2010. Shareholder proposals that are intended to be included in the Company’s proxy materials for the 2010 annual meeting must be presented pursuant to Securities and Exchange Commission Rule 14a-8 and received by the Company’s Secretary no later than March 10, 2010. A shareholder proposal not included in the Company’s proxy statement for the 2010 annual meeting will be ineligible for presentation at the meeting unless the shareholder gives timely notice of the proposal in writing to the Secretary at the Company’s principal executive offices and otherwise complies with the provisions in the Company’s bylaws. Rule 14a-4 of the SEC’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of shareholders or the date specified by an overriding advance notice provision in the company’s bylaws. The Company’s bylaws do not contain such an advance notice provision. Accordingly, for the Company’s 2010 annual meeting, shareholders’ written notices must be received by the Company before May 24, 2010 for any proposal a shareholder wishes to bring before the meeting but for which such shareholder does not seek to have a written proposal considered for inclusion in the proxy statement and form of proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Cathleen Shoenfeld Cathleen Shoenfeld Secretary
Louisville, Colorado
July 8, 2009

PROXY CARD
ELDORADO ARTESIAN SPRINGS, INC.
SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD AUGUST 17, 2009
The undersigned hereby constitutes, appoints and authorizes Douglas A. Larson or Cathleen Shoenfeld, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned’s shares of the $0.001 par value common stock of Eldorado Artesian Springs, Inc., a Colorado corporation, at the annual meeting of shareholders to be held at the Company’s executive offices located at 1783 Dogwood Street, Louisville, Colorado 80027 at 10:00 a.m., Mountain Daylight Time, on Monday, August 17, 2009 and at any and all adjournments thereof, for the following purposes:
1.	To elect five directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified:
☐	FOR all nominees listed below (except as marked to the contrary):

Douglas A. Larson	Jeremy S. Martin	J. Ross Colbert
Kevin M. Sipple	George J. Schmitt
☐	WITHHOLD AUTHORITY to vote for all nominees.
(INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through or otherwise strike out his or her name. If authority to vote for the election of any nominee is not withheld, the execution of this proxy card will be deemed to grant such authority.)
2.	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman, PC as the Company’s independent registered public accountants for the fiscal year ending March 31, 2010.

☐	FOR	☐	AGAINST	☐	ABSTAIN
The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.
THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY CARD CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

Dated:

Signature(s) of Shareholder(s)
Signature(s) should agree with the name(s) shown hereof. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELDORADO ARTESIAN SPRINGS, INC. PLEASE SIGN AND RETURN THIS PROXY CARD TO THE COMPANY. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.